Exhibit 99.1

NEWS RELEASE

HECLA REPORTS SECOND QUARTER PRODUCTION RESULTS AND INCREASES 2015 ESTIMATED SILVER PRODUCTION

FOR IMMEDIATE RELEASE

July 16, 2015

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced preliminary production results¹ for the second quarter 2015 and updated annual production estimations.

HIGHLIGHTS (quarterly comparisons to Q2 2014)

●	Estimated company-wide silver production for 2015 increased to 10.5-11.0 million ounces from 10.5 million ounces.

●	Silver production of 2.48 million ounces, a 2% decrease.

●	Gold production of 44,692 ounces, a 3% increase.

●	Silver equivalent production of 8.7 million ounces, the same as Q2 2014.[2]

●	Lead production decreased 7% to 9,525 tons and zinc production increased 1% to 17,516 tons.

●	Cash and cash equivalents of approximately $190 million as of June 30, 2015.

●	Hecla has secured the third party-owned Velardeña mill to process ore from its high grade San Sebastian project in Mexico.

“Higher grades and recoveries at Greens Creek during the quarter continued to improve the mine’s already strong performance,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “For a mine producing over 7 million ounces of silver a year, an 8% increase in silver recovery is a significant value driver, especially when coupled with the higher grades. We expect these recoveries and grades to continue at Greens Creek through the remainder of the year.”

Greens Creek

Greens Creek’s second quarter production of 1,856,125 million ounces of silver exceeded the second quarter of 2014 by 10%, while gold production of 13,753 ounces was 8% lower. The higher silver production was a result of higher recoveries and grade, partially offset by slightly lower tonnage. Silver recoveries increased 8%, or 5.6 percentage points, to 75.4% over the prior year period due to changes in the fourth quarter modifying the flotation circuit to more efficiently scalp additional lead concentrate directly to final concentrate, and by introducing CO2 for pH control in the lead flotation circuit in April 2015. The reduction in gold production was the result of lower tonnage and grade partially offset by recoveries that increased due to the previously described plant improvements. The mill operated at an average of 2,194 tons per day (tpd) in the second quarter.

(1)	See cautionary statement regarding preliminary statements at the end of this release.
(2)	Silver equivalent calculations based on the following prices: $17.25 for Ag, $1,225 for Au, $0.90 for Pb, and $1.00 for Zn.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

As a result of higher grades and recoveries, the Company now expects Greens Creek to produce 7.7 to 8.0 million ounces of silver, an increase over the previous expectation of 7.3 million ounces.

	Second Quarter Ended
	June 30, 2015	June 30, 2014
Greens Creek Recovery
Silver	75.4%	69.8%
Gold	64.7%	62.9%
Lead	80.4%	77.1%
Zinc	86.7%	88.7%

Lucky Friday

Lucky Friday’s second quarter silver production of 613,474 ounces was 25% lower than the second quarter of 2014 due to lower tonnage and grade. A failure of the underground booster fan reduced the ventilation capacity of the mine, leading to the temporary closure of a higher-grade production stope. Lucky Friday has returned to normal production rates by extending the work schedule to seven days per week from six, but is mining lower grade material until the fan is replaced, expected in the fourth quarter. In addition, there are 10 days of scheduled downtime in the third quarter for hoist mechanical maintenance. The mill operated at an average of 792 tpd in the second quarter.

The mine is now expected to produce 2.8 to 3.0 million ounces of silver in 2015, a reduction over the previous estimate of 3.2 million ounces.

Casa Berardi

Casa Berardi’s second quarter gold production of 30,939 ounces was 8% higher than the second quarter of 2014 because of higher grades, partially offset by lower tonnage and recovery. The mine experienced higher grades as a result of mine sequencing. While recoveries relative to a year ago decreased to 86% from 90% due to the presence of arsenopyrite in some of the 118 Zone ore, adjustments made to the plant in 2015 are expected to contribute to recoveries increasing to 87% during the second half of the year. The mill operated at an average of 2,407 tpd in the second quarter.

With expectations for additional recovery improvements, and the planned addition of a high-grade stope in Zone 123 in the fourth quarter, the mine is expected to meet its 130,000 gold ounce target for the year.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

San Sebastian

Minera Hecla, S.A. de C.V., a wholly-owned subsidiary of Hecla Mining Company has entered into a lease agreement with Minera William S.A. de C.V., a wholly-owned subsidiary of Golden Minerals Company and owner of the Velardeña oxide mill in Durango State, Mexico. Under the terms of the agreement, Hecla has exclusive use of the mill for 18 months, with the potential to increase for up to another 12 months. Located within 100 miles of San Sebastian, the mill was previously used by Hecla to process ore when it mined on the property from 2001 to 2005.

	Second Quarter Ended
	June 30, 2015	June 30, 2014
PRODUCTION			Increase (Decrease)
Silver	2,477,149 oz.	2,515,835 oz.	(2)%
Gold	44,692 oz.	43,554 oz.	3%
Lead	9,525 tons	10,229 tons	(7)%
Zinc	17,516 tons	17,383 tons	1%
Greens Creek (Silver)	1,856,125 oz.	1,689,183 oz.	10%
Greens Creek (Gold)	13,753 oz.	14,931 oz.	(8)%
Lucky Friday (Silver)	613,474 oz.	820,786 oz.	(25)%
Casa Berardi (Gold)	30,939 oz.	28,623 oz.	8%

Hecla expects to report second quarter financial results on August 6, 2015.

About Hecla

Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho, and is a gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in six world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Preliminary Results

All measures of the Company's second quarter 2015 operational results and the Company’s cash on hand, are preliminary and reflect the Company’s expected second quarter 2015 results as of the date of this news release. Actual reported second quarter results are subject to management's final review as well as review by the Company's independent registered public accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Cautionary Statements Regarding Forward Looking Statements

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of annual and second quarter of 2015 silver production on a consolidated basis and at each of the Greens Creek and Lucky Friday mines, annual and second quarter of 2015 gold production at Casa Berardi, and cash on hand. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Hecla Mining Company • 1-800-432-5291• hmc-info@hecla-mining.com

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Mike Westerlund

Vice President - Investor Relations

800-HECLA91 (800-432-5291)

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

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